UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 17, 2005

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lee Enterprises, Incorporated (the "Company") has elected Linda Lindus as a Vice President-Publishing effective October 17, 2005. She will continue to be Publisher of The Pantagraph in Bloomington, IL and oversee publishing operations in Decatur, Mattoon and Charleston, IL. Ms. Lindus will gain responsibility for newspapers in Auburn, NY; Carlisle, PA; Orangeburg, SC; and Maysville, KY. As with all of the Company’s elected officers, she will serve in such capacity until the next annual meeting of its Board of Directors, when the Board considers election of officers, or until her successor has been duly elected and qualified. A copy of the News Release announcing Ms. Lindus' election is attached as Exhibit 99.1.

Ms. Lindus, 57, joined the Company in 2000 as publisher of The Southern Illinoisan in Carbondale, IL, and moved to the Herald & Review in Decatur as publisher and group leader in 2002. Since June 2005, she has been publisher of The Pantagraph in Bloomington, the Company’s eighth largest daily newspaper by paid circulation. Before joining the Company, she was a publisher for Thomson Newspapers in Utah.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1    Lee Enterprises, Incorporated News Release announcing the election of Linda Lindus as Vice President-Publishing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: October 18, 2005	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Lee Enterprises, Incorporated News Release announcing the election of Linda Lindus as Vice President-Publishing.

Exhibit 99.1 – News Release

201 N. Harrison St.
Davenport, IA 52801-1939
www.lee.net

NEWS RELEASE

Linda Lindus becomes Lee Enterprises VP

DAVENPORT, Iowa (Oct. 17, 2005) — Lee Enterprises (NYSE: LEE) announced today that Linda Lindus has been promoted from group publisher to vice president, with responsibility for eight daily newspapers.

In addition to her duties as publisher of The Pantagraph in Bloomington, Ill., she will continue to oversee publishing operations in Decatur, Mattoon and Charleston, Ill., and will gain responsibility for newspapers in Auburn, N.Y.; Carlisle, Pa.; Orangeburg, S.C.; and Maysville, Ky.

“Linda has been an outstanding publisher and strong group leader, as well as a key voice on our top leadership team,” said Mary Junck, Lee chairman and chief executive officer. “This promotion allows her to bring her creativity, drive and coaching skills to more of our markets.”

Lindus joined Lee in 2000 as publisher of The Southern Illinoisan in Carbondale, Ill., and moved to the Herald & Review in Decatur as publisher and group leader in 2002. She has been publisher in Bloomington since June. Before joining Lee, she was an award-winning publisher for Thomson Newspapers in Utah. In 1992, she became the first woman to serve as president of the Arizona Newspapers Association, and in 1995 she received its Presidential Award as a master editor and publisher. Under her leadership, The Southern Illinoisan received the Illinois Press Association’s award for general excellence, the state’s top award, and the Herald & Review received it three times.

Junck also announced several reassignments among other Lee operating vice presidents:

•     Kevin Mowbray will gain responsibility for publishing operations based in Mason City, Iowa, and Glens Falls, N.Y. He is publisher of The Times of Northwest Indiana and also oversees newspapers in DeKalb, Ill., and Waterloo, Iowa. Lindus reports to Mowbray.

•     Terrance C.Z. Egger, who has responsibility for St. Louis operations, will gain responsibility for newspapers in Carbondale, Ill., and Park Hills, Mo. He also is publisher of the St. Louis Post-Dispatch.

•     Greg Veon will assume corporate responsibility for Lee’s publishing interests in Tucson, Ariz. He also oversees Lee operations in 11 other states.

Lee’s other operating vice presidents are Michael Gulledge, James Hopson and John VanStrydonck.

Lee Enterprises owns 52 daily newspapers and a joint interest in six others. Lee also operates associated online services and more than 300 weekly newspapers, shoppers and classified and specialty publications. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contact: Dan.Hayes@Lee.net, (563) 383-2163